                                                FILED PURSUANT TO RULE 424(b)(3)
PROSPECTUS SUPPLEMENT NO. 11                REGISTRATION STATEMENT NO. 333-51103
(To Prospectus Dated June 15, 1998)



                              CKE RESTAURANTS, INC.

                        $197,225,000 PRINCIPAL AMOUNT OF
                 4 1/4% CONVERTIBLE SUBORDINATED NOTES DUE 2004
                 (INTEREST PAYABLE ON MARCH 15 AND SEPTEMBER 15)

                        4,500,611 SHARES OF COMMON STOCK


         This Prospectus Supplement supplements information contained in that certain Prospectus dated June 15, 1998 (as amended or supplemented, the "Prospectus") of CKE Restaurants, Inc. relating to the potential sale from time to time of up to $197,225,000 aggregate principal amount of Notes and the Shares of Common Stock issuable upon conversion thereof by the Selling Securityholders. This Prospectus Supplement is not complete without, and may not be delivered or utilized except in connection with, the Prospectus, including any amendments or supplements thereto. Capitalized terms used herein but not defined have the meanings assigned to such terms in the Prospectus.

         The lines "McMahan Securities Company, L.P..... $1,130,000, 23,442,
$1,130,000, --", [(other than the footnotes thereto which remain unchanged)] contained in the table set forth in the Prospectus as supplemented to date under the caption "Selling Securityholders" shall be deleted in their entirety and replaced with the following:

                                                                NUMBER OF       PRINCIPAL AMOUNT       NUMBER OF
                                        PRINCIPAL AMOUNT         SHARES             OF NOTES             SHARES
              NAME OF                       OF NOTES          BENEFICIALLY           TO BE               TO BE
        SELLING STOCKHOLDER            BENEFICIALLY OWNED      OWNED(1)(3)          SOLD(2)             SOLD(2)
        -------------------            ------------------      -----------          -------             -------
McMahan Securities Company, L.P.             $97,000              2,213             $97,000                --

(1)     All information in this Prospectus Supplement is as of January 15, 1999.

(2)     The date of this Prospectus Supplement is January 22, 1999.

(3)     Adjusted for the 10% stock dividend paid on January 11, 1999.